UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2013

Generac Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34627	20-5654756
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

S45 W29290 Hwy. 59
Waukesha, Wisconsin	53189
(Address of principal executive offices)	(Zip Code)

(262) 544-4811
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 12, 2013, Generac Holdings Inc. (“the Company”) held an annual meeting of its stockholders in Waukesha, Wisconsin.  At the meeting, the Company’s stockholders (1) elected each of the Company’s director nominees; (2) ratified the selection of Ernst & Young LLP as the Company’s  independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the year ended December 31, 2013; and (3) approved an advisory, non-binding resolution to approve the compensation of the Company’s named executive officers:

Proposal No.1 — Election of Directors

Name	Votes For	Withhold	Broker Non-Votes
Aaron Jagdfeld	60,984,105	354,821	4,129,108
John D. Bowlin	60,842,616	496,310	4,129,108
Timothy Walsh	60,519,343	819,583	4,129,108

Proposal No. 2 — Ratification of the Appointment of Ernst & Young LLP

Votes For	Votes Against	Abstentions	Broker Non-Votes
64,758,604	460,272	249,158	0

Proposal No. 3 — Advisory Vote on 2013 Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,889,879	262,631	186,416	4,129,108

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2013		GENERAC HOLDINGS INC.

	By:	/s/ York A. Ragen
York A. Ragen
Chief Financial Officer